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                                     EXHIBIT 21

                              ENVIROTEST SYSTEMS CORP
                           ENVIROTEST TECHNOLOGIES, INC.
                                    SUBSIDIARIES


                              ENVIROTEST SYSTEMS CORP.

    Subsidiary                        Jurisdiction of Incorporation
    ----------                        -----------------------------

Envirotest Technologies, Inc. (1)           Delaware
Ebco-Hamilton Test Systems Ltd. (4)         British Columbia
Hamilton Test Systems (B.C.) Ltd. (1)       British Columbia
EBCO-Hamilton Partners (2)                  British Columbia
Envirotest Partners (3)                     Pennsylvania
                                                  (Partnership)
Remote Sensing Technologies, Inc. (1)       Delaware
Envirotest Wisconsin Inc. (1)               Wisconsin
Systems Control. Inc. (1)                   Washington
ES Funding Corp. (1)                        Delaware
Envirotest Holdings, Inc. (1)               Delaware
Envirotest Acquisition Co. (1)              Delaware
EBCO Automotive Testing LTD. (1)            British Columbia


                           ENVIROTEST TECHNOLOGIES, INC.

None.

(1) Wholly owned
(2) Controlled by Envirotest, but less than wholly-owned
(3) Wholly owned by Envirotest Systems Corp. and Envirotest Technologies,
    Inc.
(4) Wholly owned by Envirotest Systems Corp. and EBCO Automotive Testing
    LTD.